SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                   -------------------------------------------
                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                January 17, 1997
                    ________________________________________

                            THERMO ECOTEK CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                        1-13572                        04-3072335
    (State or other               (Commission                (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    245 Winter Street, Suite 300
    Waltham, Massachusetts                                              02154
    (Address of principal executive offices)                       (Zip Code)

                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
PAGE

                                                                   FORM 8-K/A


    Item 2. Acquisition or Disposition of Assets

            On January 17, 1997, Thermo Ecotek Corporation (the Company) through its wholly owned subsidiary, Thermo Trilogy Corp., acquired substantially all of the assets (the Assets) of biosys, inc. (biosys), including the stock of a wholly-owned subsidiary, AgriSense-BCS, Ltd., a U.K. company, for approximately $11,200,000 in cash (the Purchase Price). The Assets consist of the business of biosys, a producer of pheromone, neem/azadiractin, nematodes, and virus-based biopesticide products, as well as disease resistant sugar cane, based in Columbia, Maryland (the biosys Business).

            In September 1996, biosys filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company, through Thermo Trilogy Corp., acquired the Assets from biosys as part of an auction conducted by biosys. The Purchase Price represents the Company's bid in the auction for the Assets. The Company based its bid in part on the Company's estimate of projected sales and profits to be generated by the biosys Business. The sale of the Assets was subject to, and received, approval by the bankruptcy court on January 7, 1997.

            The acquisition was made pursuant to an Asset Purchase Agreement dated as of December 24, 1996, among Thermo Trilogy Corp., biosys, inc., Crop Genetics International Corporation and AgriDyne Technologies, Inc., both of which are wholly owned subsidiaries of biosys. The Purchase Price was funded entirely from cash on hand.

            The Company has no present intention to use the Assets for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, simultaneously upon closing, the Company abandoned certain equipment which was immaterial and unnecessary to the operation of the biosys Business. Further, the Company will review the biosys Business and its assets, corporate structure, capitalization, operations, properties, and policies, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets, or other transactions or changes relating to such business.





                                        2PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information, and Exhibits

            (a) Financial Statements of Business Acquired

                Attached hereto.




















                                        3PAGE

                        REPORT OF INDEPENDENT ACCOUNTANTS


   To the Board of Directors and Shareholders of biosys, inc.:

       In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareholders' equity present fairly, in all material respects, the financial position of biosys, inc. and its subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Crop Genetics International Corporation, a wholly-owned subsidiary, which statements reflect total assets of $10,306,000 at December 31, 1994, and total revenues of $3,851,000 and $2,184,000 for the two years in the period ended December 31, 1994, respectively. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Crop Genetics International Corporation, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for the opinion expressed above.

       The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
   Note 13 to the consolidated financial statements, the Company has incurred recurring operating losses and negative operating cash flows since its inception, including an operating loss of $17,244,000 and negative operating cash flows of $13,567,000 in 1995. At December 31, 1995, the Company had negative working capital of $5,689,000, an accumulated deficit of $128,592,000, and total shareholders' deficit of $2,324,000. Management has developed a 1996 operating plan designed to reduce operating losses and improve cash flows. Subsequent to December 31, 1995, the Company completed a merger with AgriDyne Technologies, Inc. (Note 3) and raised $7,250,000 through a private placement of equity (Note 6). The Company is in the process of renegotiating certain bank debt covenants and will be seeking a renewal of its existing bank line of credit, which expires on June 5, 1996 (Note 5). There can be no assurance that the 1996 operating plan will be achieved, that the Company will be able to negotiate debt covenants acceptable to the Company or that a renewal of the line of credit will be granted. These and related factors, discussed in Note 13, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        1PAGE

       As discussed in Note 14, on September 27, 1996, the Company and one of its subsidiaries, Crop Genetics International Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). On November 15, 1996, another of the Company's subsidiaries, AgriDyne Technologies, Inc., also filed a voluntary petition for relief under Chapter 11. On January 17, 1997, substantially all of the assets of the Company, including the stock of the Company's U.K. subsidiary, AgriSense-BCS, Limited, were sold to Thermo Trilogy Corporation, a wholly-owned subsidiary of Thermo Ecotek Corporation, for $11,000,000 in cash. In accordance with the terms of the Asset Purchase Agreement, Thermo Trilogy Corporation also assumed certain liabilities related to the Company's manufacturing and operating agreements and purchase contracts. The Company retained its cash and trade accounts receivable. Management presently anticipates that the liquidation of the Company's remaining assets will be completed and the Company will cease operations during 1997. The proceeds from the January 17, 1997 sale and from the anticipated liquidation of the trade accounts receivable will be distributed to the Company's creditors in accordance with the provisions of the United States Bankruptcy Code and the United States Bankruptcy Court for the District of Maryland. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability of the recorded asset amounts or the amounts and classification of liabilities which will be necessary as a consequence of the bankruptcy proceedings and the ultimate sale of substantially all of the assets of the Company.



   PRICE WATERHOUSE LLP



   Falls Church, Virginia
   March 29, 1996, except for the third
   paragraph of our report and Note 14,
   as to which the date is March 24, 1997







                                        2PAGE

                         REPORT OF INDEPENDENT AUDITORS


   The Board of Directors and Stockholders
   Crop Genetics International Corporation:

       We have audited the balance sheets of Crop Genetics International Corporation as of December 31, 1993 and 1994, and the related statements of operations, cash flows, and stockholders' equity for each of the three years in the period ended December 31, 1994 (not included herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above (not included herein) present fairly, in all material respects, the financial position of Crop Genetics International Corporation at December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

       As discussed in Note 4 to the financial statements (not included herein), in 1993 the Company changed its method of accounting for income taxes.



                                               Ernst & Young LLP



   Washington, DC
   January 27, 1995





                                        3PAGE
                                  biosys, inc.

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)


                                               December 31,       September 30,
                                           --------------------
                                                1994       1995            1996
                                           ---------  ---------   -------------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                $   8,377  $   1,755       $     755
  Short-term investments                          76          -               -
  Accounts receivable (Note 4)                 1,882      3,009           3,419
  Inventories (Note 4)                         3,524      4,086           4,531
  Prepaid expenses and other current assets      604        500             912
                                           ---------  ---------       ---------
      Total current assets                    14,463      9,350           9,617
                                           ---------  ---------       ---------
Property and equipment, net (Note 4)           7,542      6,421           6,378
                                           ---------  ---------       ---------
Other assets, net                              1,038        586             824
                                           ---------  ---------       ---------
Goodwill                                           -          -           3,875
                                           ---------  ---------       ---------
                                           $  23,043  $  16,357       $  20,694
                                           =========  =========       =========








                                        4PAGE
                                  biosys, inc.

                 (in thousands, except share and per share data)


                                               December 31,       September 30,
                                           --------------------
                                                1994       1995            1996
                                           ---------  ---------   -------------
                                                                    (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                         $   3,072  $   4,767       $   1,947
  Short-term debt (Note 5)                         -      5,250           3,642
  Accrued expenses (Note 4)                      801      3,309             401
  Current portion of long-term obligations
    (Note 5)                                     427        782               -
  Deferred credits (Note 9)                      532        931             219
                                           ---------  ---------       ---------
      Total current liabilities                4,832     15,039           6,209
                                           ---------  ---------       ---------
Long-term obligations, less current portion
  (Note 5)                                     5,121      3,642               -
                                           ---------  ---------       ---------
Liabilities subject to compromise (Note 15)        -          -          10,852
                                           ---------  ---------       ---------
      Total liabilities                        9,953     18,681          17,061
                                           ---------  ---------       ---------

Commitments and contingencies (Notes 9 and 12)

Shareholders' equity (deficit) (Note 6):
  Convertible preferred stock, $.10 par
    value; 5,000,000 shares authorized,
    2,133,605 shares issued and outstanding
    in 1994                                      213          -               -
  Convertible preferred stock, $.001 par
    value; 5,000,000 shares authorized,
    535 shares issued and outstanding
    in 1996                                        -          -             312
  Common stock, $.001 par value; 30,000,000
    shares authorized, 4,106,838,
    5,598,828 and 9,176,375 issued and
    outstanding                                    4          6               9
  Additional paid-in capital                 122,983    126,315         146,340
  Accumulated deficit                       (110,052)  (128,592)       (142,987)
  Cumulative translation adjustment              (58)       (53)            (41)
                                           ---------  ---------       ---------
      Total shareholders' equity (deficit)    13,090     (2,324)          3,633
                                           ---------  ---------       ---------
                                           $  23,043  $  16,357       $  20,694
                                           =========  =========       =========

See accompanying notes to consolidated financial statements.

                                        5PAGE
                                  biosys, inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)

                                                             Nine Months Ended
                                                            -------------------
                               Years ended December 31,     Sept. 30,  Sept. 30,
                             ----------------------------
                                 1993      1994      1995        1995       1996
                             --------  --------  --------   ---------  ---------
                                                                (Unaudited)
Revenues:
  Product sales              $  7,685  $ 16,520  $ 22,679   $ 19,668   $ 18,514
  Contract research and
    development                 5,216       620       320         76        724
                             --------  --------  --------   --------   --------
        Total revenues         12,901    17,140    22,999     19,744     19,238
                             --------  --------  --------   --------   --------
Operating costs and expenses:
    Cost of product sales       9,183    15,929    21,241     16,988     16,732
    Research and development
      (Note 3)                 13,610    10,788     7,006      5,658      4,339
    Marketing and selling       2,827     4,663     4,301      3,529      2,570
    General and administra-
      tive                      6,094     6,141     3,520      2,669      2,739
    Purchased research and
      development (Note 3)      3,692         -         -          -      6,000
    Costs of mergers (Note 3)       -       743     4,175      3,961         58
                             --------  --------  --------   --------   --------
        Total operating
          costs and expenses   35,406    38,264    40,243     32,805     32,438
                             --------  --------  --------   --------   --------
Loss from operations          (22,505)  (21,124)  (17,244)   (13,061)   (13,200)
Interest and other expense        (54)      (65)   (1,415)      (874)    (1,252)
Interest and other income       1,174       337       119        114         57
                             --------  --------  --------   --------   --------
Net loss                      (21,385)  (20,852)  (18,540)   (13,821)   (14,395)
Preferred stock dividends
  and accretions               (2,561)   (2,027)        -          -          -
                             --------  --------  --------   --------   --------
Net loss applicable to
  common shares              $(23,946) $(22,879) $(18,540)  $(13,821)  $(14,395)
                             ========  ========  ========   ========   ========

Net loss per share (Note 2)  $  (6.40) $  (5.67) $  (4.04)  $  (3.07)  $  (2.03)
Weighted average common
  shares and equivalents
  (Note 2)                      3,740     4,036     4,587       4,507     7,106

See accompanying notes to consolidated financial statements.
                                        6PAGE
                                  biosys, inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                              Nine Months Ended
                                                            --------------------
                               Years ended December 31,     Sept. 30,  Sept. 30,
                             ----------------------------
                                 1993      1994      1995        1995       1996
                             --------  --------  --------   ---------  ---------
                                                                (Unaudited)
Cash flows from operating
  activities:
    Net loss                 $(21,385) $(20,852) $(18,540)  $(13,821)  $(14,395)
    Adjustments to reconcile
      net loss to net cash
      used in operating
      activities:
    Purchased research and
      development               3,692         -         -          -      6,000
    Depreciation and
      amortization              2,223     2,485     1,589      1,179      1,037
    Write-off of production
      facility and equipment    1,242         -         -          -          -
    Common stock and warrants
      issued for loan origina-
      tion and modification         -        51        85          -        153
    (Gain) loss on disposal
      of assets                    30         -        49         49          -
    Changes in assets and
      liabilities:
        Accounts receivable     1,250      (788)   (1,130)    (2,204)      (115)
        Inventories              (663)     (926)     (543)      (202)       254
        Prepaid expenses and
          other current
          assets                  107       (63)      103        (12)        39
        Other assets              146      (115)      233        323       (426)
        Accounts payable and
          accrued expenses      1,214       887     4,188      3,245        203
        Deferred credits          157       293       399          -       (106)
                             --------  --------  --------   --------   --------
Net cash used in operating
  activities                 $(11,987) $(19,028) $(13,567)  $(11,443)  $ (7,356)
                             --------  --------  --------   --------   --------
                                        7PAGE
                                  biosys, inc.

                                 (in thousands)

                                                              Nine Months Ended
                                                            --------------------
                               Years ended December 31,     Sept. 30,  Sept. 30,
                             ----------------------------
                                 1993      1994      1995        1995       1996
                             --------  --------  --------   ---------  ---------
                                                                (Unaudited)
Cash flows from investing
  activities:
    Acquisition of property
      and equipment          $ (6,207) $ (2,314) $   (845)  $   (396)  $   (740)
    Proceeds from sale of
      property and equipment       55        22       547          -          -
    Purchase of short-term
      investments              (2,138)        -         -          -          -
    Proceeds from sale of
      short-term investments   18,182     8,856        76        622          -
    Cash acquired in AgriDyne
      acquisition                   -         -         -          -      2,041
    Acquisition of AgriSense,
      net of cash acquired     (3,540)        -         -          -          -
                             --------  --------  --------   --------   --------
Net cash provided by (used
  in) investing activities      6,352     6,564      (222)       226      1,301
                             --------  --------  --------   --------   --------
Cash flows from financing
  activities:
    Issuance of common stock,
      net of issuance costs         -         -     3,012         24          8
    Issuance of preferred stock,
      net of issuance costs         -         -         -          -      7,254
    Exercise of stock options
      and warrants                 65        22        24          -          -
    Payments on debt                -         -      (761)      (646)    (2,042)
    Proceeds from issuance
      of debt                       -     5,548     5,325      5,374        182
    Restricted cash                 -      (365)        -          -          -
    Principal payments on
      capitalized lease
      obligations                (296)      (79)     (425)      (349)      (328)
    Dividends paid             (1,281)        -         -          -          -
                             --------  --------  --------   --------   --------
Net cash provided by (used
  in) financing activities   $ (1,512) $  5,126  $  7,175   $  4,403   $  5,074
                             --------  --------  --------   --------   --------
                                        8PAGE
                                  biosys, inc.

                                 (in thousands)

                                                              Nine Months Ended
                                                            --------------------
                               Years ended December 31,     Sept. 30,  Sept. 30,
                             ----------------------------
                                 1993      1994      1995        1995       1996
                             --------  --------  --------   ---------  ---------
                                                                (Unaudited)
Effect of exchange rate
  changes on cash            $      2  $    (39) $     (8)  $    (20)   $   (19)
                             --------  --------  --------   --------   --------
Net decrease in cash and
  cash and cash equivalents    (7,145)   (7,377)   (6,622)    (6,834)    (1,000)
Cash and cash equivalents at
  beginning of period          22,899    15,754     8,377      8,377      1,755
                             --------  --------  --------   --------   --------
Cash and cash equivalents at
  end of period              $ 15,754  $  8,377  $  1,755   $  1,543   $    755
                             ========  ========  ========   ========   ========

Supplemental disclosure of cash
  flow information:
    Cash paid during the
      period for interest    $     54  $     86  $      -   $    580   $  1,080

Supplemental disclosure of
  non-cash investing and
  financing activities:
    Common stock issued for
      acquisition of
      AgriSense              $  3,500  $      -  $      -   $      -   $      -
    Common stock warrant
      issued in obtaining
      long-term debt         $      -  $    110  $      -   $      -   $      -
    Preferred stock dividends
      paid in common stock   $      -  $  2,027  $      -   $      -   $      -
    Common stock issued to
      retire preferred stock $      -  $      -  $    213   $      -   $      -
    Accretion of preferred
      stock dividends        $      -  $      -  $      -   $      -   $    311
    Common stock issued for
      acquisition of
      AgriDyne               $      -  $      -  $      -   $      -   $ 12,925
    Conversion of preferred
      stock to common stock  $      -  $      -  $      -   $      -   $      2

See accompanying notes to consolidated financial statements.
                                        9PAGE

                                              biosys, inc.

                        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                    (in thousands, except share data)
                    Preferred Stock      Common Stock      Additional                Cumulative
                  ------------------- -------------------     Paid-in  Accumulated  Translation
                      Shares   Amount     Shares   Amount     Capital      Deficit   Adjustment    Total
                  ----------   ------ ----------   ------  ----------  -----------  -----------  -------
Balance at
 December 31,
 1992                      -   $   -   9,004,341     $ 9     $ 93,771    $ (67,815)    $  -     $ 25,965
Reverse stock
  split (Note 2)           -       -  (5,402,605)     (5)           5            -        -            -
                  ----------   -----  ----------     ---     --------    ---------     ----     --------
                                      -
Balance at
  December 31,
  1992, as
  restated                 -       -   3,601,736       4       93,776      (67,815)       -       25,965
Preferred stock
  dividends                -       -           -       -       (1,281)           -        -       (1,281)
Accretion of
  dividends on
  preferred stock          -       -           -       -       (1,280)           -        -       (1,280)
Issuance of
  common stock in
  connection with
  AgriSense
  acquisition
  (Note 3)                 -       -     198,874       -        3,500            -        -        3,500
Issuance of common
  stock upon
  exercise of
  stock options            -       -      48,169       -           65            -        -           65
Net loss                   -       -           -       -            -      (21,385)       -      (21,385)
Translation
  adjustment               -       -           -       -            -            -      (83)         (83)
                  ----------   -----  ----------     ---     --------    ---------     ----     --------
Balance at
  December 31,
  1993                     -       -   3,848,779       4       94,780      (89,200)     (83)       5,501
Exchange of
  preferred stock          -       -     106,473       -        5,617            -        -        5,617
Accretion of
  dividends on
  preferred stock          -       -           -       -         (747)           -        -         (747)
                                                    10PAGE

                                               biosys, inc.

                        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) - (continued)
                                    (in thousands, except share data)

                    Preferred Stock      Common Stock      Additional                Cumulative
                  ------------------- -------------------     Paid-in  Accumulated  Translation
                      Shares   Amount     Shares   Amount     Capital      Deficit   Adjustment    Total
                  ----------   ------ ----------   ------  ----------  -----------  -----------  -------

Preferred stock
  dividends paid
  in common stock          -   $   -      89,419     $ -     $  2,027    $       -      $  -     $ 2,027
Elimination of
  redemption
  provision of
  preferred stock  2,133,605     213           -       -       21,123            -         -      21,336
Reduction in
  amount recorded
  in 1993 for
  issuance of
  common stock in
  connection with
  AgriSense
  acquisition             -        -           -       -         (184)           -         -       (184)
Issuance of
  additional
  common stock in
  connection with
  AgriSense
  acquisition
  (Note 3)                 -       -      10,907       -          184            -         -        184
Issuance of common
  stock upon
  exercise of
  stock options
  and warrants             -       -      45,545       -           22            -         -         22
Issuance of common
  stock warrant in
  connection with
  the issuance of
  long-term debt           -       -           -       -          110            -         -        110
                                                   11PAGE
                                               biosys, inc.

                        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                    (in thousands, except share data)

                    Preferred Stock      Common Stock      Additional                Cumulative
                  ------------------- -------------------     Paid-in  Accumulated  Translation
                      Shares   Amount     Shares   Amount     Capital      Deficit   Adjustment    Total
                  ----------   ------ ----------   ------  ----------  -----------  -----------  -------

Issuance of common
  stock                     -  $   -       5,715     $ -     $     51    $       -      $  -     $    51
Net loss                    -      -           -       -            -      (20,852)        -     (20,852)
Translation
  adjustment                -      -           -       -            -            -        25          25
                  -----------  -----  ----------     ---     --------    ---------      ----     -------
Balance at
  December 31,
  1994              2,133,605    213   4,106,838       4      122,983     (110,052)      (58)     13,090
Issuance of common
  stock to retire
  preferred stock  (2,133,605)  (213)    573,878       1          212            -         -           -
Issuance of common
  stock upon
  exercise of
  options and
  issuance of
  warrants                  -      -      51,398       -          109            -         -         109
Issuance of common
  stock                                  866,714       1        3,011            -         -       3,012
Net loss                    -      -           -       -            -      (18,540)        -     (18,540)
Translation
  adjustment                -      -           -       -            -            -         5           5
                  -----------  -----  ----------     ---      -------    ---------      ----     -------
Balance at
  December 31,
  1995                      -  $   -   5,598,828     $ 6     $126,315    $(128,592)     $(53)   $ (2,324)
                  ===========  =====  ==========     ===     ========    =========      ====    ========
                                                   12PAGE
                                               biosys, inc.

                        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) - (unaudited)
                                    (in thousands, except share data)

                    Preferred Stock      Common Stock      Additional                Cumulative
                  ------------------- -------------------     Paid-in  Accumulated  Translation
                      Shares   Amount     Shares   Amount     Capital      Deficit   Adjustment    Total
                  ----------   ------ ----------   ------  ----------  -----------  -----------  -------

Balance at
  December 31, 1995        -   $   -   5,598,828     $ 6     $126,315    $(128,592)     $(53)   $ (2,324)
Issuance of common
  stock in
  connection with
  acquisition of
  AgriDyne
  (Note 4)                  -      -   1,888,121       1       12,924            -         -      12,925
Issuance of
  preferred stock         780      1           -       -        7,253            -         -       7,254
Accretion of
  preferred stock
  dividend                  -    311           -       -         (311)           -         -           -
Issuance of common
  stock upon
  exercise of
  options and
  issuance of
  common stock
  warrants                  -      -       8,718       -          161            -         -         161
Issuance of common
  stock upon
  conversion of
  preferred stock        (245)     -   1,680,708       2           (2)           -         -           -
Net loss                    -      -           -       -            -      (14,395)        -     (14,395)
Translation
  adjustment                -      -           -       -            -            -        12          12
                  -----------  -----  ----------     ---     --------    ---------      ----    --------
Balance at
  September 30,
  1996                    535  $ 312   9,176,375     $ 9     $146,340    $(142,987)     $(41)   $  3,633
                  ===========  =====  ==========     ===     ========    =========      ====    ========

See accompanying notes to consolidated financial statements.
                                                    13PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    1.  THE COMPANY

        biosys, inc. ("biosys" or the "Company") is an agricultural biotechnology company incorporated in California in December 1987, reincorporated in Delaware in 1994, and is the successor in interest to a partnership formed in 1984 and a corporation formed in 1983. The Company engages primarily in the development, production and sale of bioinsecticides used to detect, monitor, and control harmful insects. The Company's Kleentek division produces high yielding seed for the sugarcane industry.

        On April 30, 1993, the Company acquired AgriSense in a transaction accounted for using the purchase method of accounting. On March 31, 1995, the Company completed a merger with Crop Genetics International Corporation ("CGI") in a transaction accounted for using the pooling of interests method of accounting. Accordingly, all consolidated financial information for prior periods has been adjusted to include CGI financial data. On March 15, 1996, the Company acquired AgriDyne Technologies Inc. ("AgriDyne") in a transaction accounted for using the purchase method of accounting (see Note 3).

    2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation

        The consolidated financial statements include the accounts of biosys and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

        Revenue Recognition

        Revenue from the sale of the Company's products, as well as from products manufactured for others, is recognized upon shipment. Provision is made for expected sales returns and allowances when revenue is recognized. Contract research and development revenues are recognized as related expenses are incurred (Note 7).

        Cash Equivalents and Short-term Investments

        Cash equivalents consist of highly liquid investments with original maturities of three months or less. Short-term investments consist of highly liquid investments and time deposits which mature in less than one year and are recorded at cost which approximates fair market value.

        Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents and short-term investments. The Company invests its available funds into U.S. Government securities as well as investments with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any

                                       14PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    one financial institution. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains reserves for potential credit losses; to date, such losses have been insignificant and within management's expectations.

        Inventories

        Inventories are stated at the lower of cost, determined on the first-in, first out basis, or market. Deferred growing costs represent the accumulated average cost of growing seedcane and are charged to cost of product sales and revenue is recognized as the product is delivered to customers. Growing costs which are estimated to be in excess of anticipated realizable value are charged to cost of product sales currently.

        Property and Equipment

        Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets, which range from three to ten years. Depreciation of leasehold improvements is computed using the shorter of the remaining lease term or the estimated useful life of the improvements. The cost of improvements to bring the Company's land into a suitable condition for farming are capitalized and amortized using the straight-line method over estimated useful lives of three to six years.

        Foreign Currency Translation

        Assets and liabilities of the Company's foreign subsidiary are translated to U.S. dollars at year-end exchange rates. Revenue and expense items are translated at average exchange rates prevailing during the year. Translation adjustments are accumulated as a separate component of shareholders' equity. Transaction gains and losses are included in results of operations and have not been significant.

        Income Taxes

        Income taxes are reported using the liability method whereby current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. Deferred income tax liabilities or assets, net of valuation allowances, are established for the expected future consequences resulting from the differences between the financial reporting and income tax bases of assets and liabilities and from net operating loss carryforwards and tax credit carryforwards. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax liability or asset.


                                       15PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Net Loss Per Share

        Net loss per share has been computed using the weighted average number of common shares outstanding during each period presented. Common equivalent shares for options and warrants granted but not exercised are not included in the calculation as their effect would be antidilutive.

        Accounting Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Reverse Stock Split

        Effective March 15, 1996, the Company effected a one for two and one-half reverse stock split of its common stock (the "Reverse Stock Split"). All common stock share information in the accompanying consolidated financial statements and related footnotes has been adjusted to reflect the Reverse Stock Split.

        Reclassifications

        Certain prior year information has been reclassified to conform with current year presentation.

        New Accounting Standards

        In March 1995, the Financial Accounting Standards Board (the "Board") issued Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of," which the Company expects to adopt in 1996. Additionally, in October 1995, the Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," which the Company expects to adopt in 1996. Adoption of these new statements are not expected to have a material impact on the Company's financial position or results of operations.


                                       16PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    3.  BUSINESS COMBINATIONS

        AgriDyne Technologies Inc.

        On March 15, 1996, the Company acquired AgriDyne Technologies Inc. ("AgriDyne"), in a merger whereby AgriDyne became a wholly-owned subsidiary of the Company. To effect the merger, the Company issued approximately 1.9 million shares of its common stock in exchange for all of the outstanding shares of AgriDyne common stock based on a conversion ratio of 0.28664 of a share of biosys common stock for each share of AgriDyne common stock, after giving effect to a one for two and one-half reverse stock split of biosys common stock effected immediately prior to the merger. From the initial announcement of the merger, in April 1995, through September 30, 1995, the Company anticipated accounting for the merger as a pooling of interests. During that period the Company charged to expense $452,000 for printing, professional services and other costs related to the merger. Subsequent to September 30, 1995, due to changes in facts and circumstances, the Company determined purchase accounting was the appropriate method of accounting for the merger. Thus, all costs related to the merger incurred subsequent to September 30, 1995 will be treated as additional purchase consideration.

        Crop Genetics International Corporation

        On March 31, 1995, the Company completed a merger with CGI. In exchange for all of CGI's outstanding equity securities, the Company issued approximately 1.4 million shares of common stock. The acquisition has been accounted for using the pooling-of-interests method and the separate balance sheets, statements of operations, cash flows and shareholders' equity of the Company and CGI have been restated on a combined basis for all periods presented. At the time of the merger announcement in December 1994, the Company anticipated that an aggregate of approximately $4,100,000 in merger, severance and relocation costs would be incurred by biosys and CGI related to their combination. During the fourth quarter of 1994 and 1995, such costs amounted to $743,000 and $3,723,000, respectively, for a total of $4,466,000. As of December 31, 1995, all significant merger, severance and relocation costs related to the CGI merger have been incurred.




                                       17PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Revenues and net loss of the separate companies included in the combined statement of operations through the merger date of March 31, 1995 are as follows (in thousands):

                                                                     Period
                                               Years ended           ended
                                              December 31,         March 31,
                                          --------------------
                                              1993        1994        1995
                                          --------    --------     ---------
    Revenues:
      biosys                              $  9,589    $ 15,057     $  5,921
      CGI                                    3,312       2,083           99
                                          --------    --------     --------
                                          $ 12,901    $ 17,140     $  6,020
                                          ========    ========     ========
    Net loss:
      biosys                              $(12,911)   $(12,591)    $ (2,682)
      CGI                                   (8,474)     (8,261)      (3,423)
                                          --------    --------     --------
                                          $(21,385)   $(20,852)    $ (6,105)
                                          ========    ========     ========

        AgriSense

        On April 30, 1993 the Company completed the acquisition of AgriSense (a Delaware General Partnership). In exchange for substantially all of AgriSense's assets and certain liabilities, the Company paid $3,500,000 in cash and issued approximately 210,000 shares of common stock, of which approximately 11,000 shares were issued in 1994 pursuant to an acquisition share purchase price adjustment arrangement, valued in the aggregate as $3,500,000. The direct costs of the acquisition were approximately $400,000. The acquisition was accounted for using the purchase method and AgriSense's assets, liabilities and results of operations are included in the consolidated financial statements subsequent to the acquisition date. Acquisition costs aggregating $3,692,000 were allocated to purchased research and development with no alternative future use and, accordingly, were charged to expense on the acquisition date.

        Other

        During 1993, the Company expended approximately $1,242,000 to modify its leased facility in Maryland to its production requirements and to acquire custom-designed production equipment. As the production facility and equipment had not demonstrated future utility at the time of acquisition and had no alternative future uses in the research and development, the Company charged the cost of these assets to research and development in current operations.

                                       18PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    4.  DETAILS OF BALANCE SHEET COMPONENTS

                                                       December 31,
                                                --------------------------
                                                       1994           1995
                                                -----------    -----------
    Accounts receivable:
      Trade receivables                         $ 2,055,000    $ 2,993,000
      Other receivables                                   -        304,000
      Less allowance for doubtful accounts         (173,000)      (288,000)
                                                -----------    -----------

                                                $ 1,882,000    $ 3,009,000
                                                ===========    ===========
    Inventories:
      Raw materials                             $ 2,065,000    $ 2,576,000
      Work-in-process                               343,000        225,000
      Finished goods                                612,000        814,000
      Deferred growing costs                        504,000        471,000
                                                -----------    -----------

                                                $ 3,524,000    $ 4,086,000
                                                ===========    ===========
    Property and equipment:
      Land and improvements                     $ 1,233,000    $   220,000
      Machinery and equipment                     9,262,000      9,721,000
      Furniture and fixtures                        670,000        567,000
      Leasehold improvements                      4,303,000      4,045,000
                                                -----------    -----------

                                                 15,468,000     14,553,000
      Less accumulated depreciation              (7,926,000)    (8,132,000)
                                                -----------    -----------

                                                $ 7,542,000    $ 6,421,000
                                                ===========    ===========

    Accrued expenses:
      Merger costs (Note 3)                     $   336,000    $ 1,633,000
      Accrued compensation and benefits             465,000        169,000
      Other                                               -      1,507,000
                                                -----------    -----------

                                                $   801,000    $ 3,309,000
                                                ===========    ===========




                                       19PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    5.  INDEBTEDNESS

        During 1995, the Company entered into a working capital line of credit with a bank that allows for borrowings of up to $5,250,000. At December 31, 1995, $5,250,000 was outstanding under the line of credit. Of the allowable borrowings, a portion of borrowings may not exceed the lesser of $4,000,000 or the eligible borrowing base, calculated as the sum of percentage of eligible accounts receivable and domestic inventory, net of reserves. An overline portion of the line of credit in the amount of $1,250,000 was repaid on March 25, 1996, and the remaining $4,000,000 line of credit expires on June 5, 1996. Borrowings under the line of credit agreement are secured by substantially all of the Company's assets. Interest on borrowings is charged at the bank's prime rate plus 3% (11.5% as of December 31, 1995).

        The line of credit agreement contains certain financial covenants, including minimum levels of tangible net worth, maximum levels of periodic operating losses, maximum allowable ratios of total liabilities to tangible net worth and a covenant the Company maintain a minimum quick ratio. At December 31, 1995, the Company had breached certain of these covenants. Such default and any future potential defaults through March 31, 1996, have been waived by the bank. It is the intent of the Company and the bank to renegotiate such covenants to reflect 1996 projected operations. Although not a binding commitment, the bank has also agreed to renegotiate the terms and repayment of the line of credit. If the covenants are not renegotiated there can be no assurance that the covenants of the line of credit agreement will be met in the future by the Company. If the Company is in default, and such default is not waived, then the bank may accelerate the Company's payment obligations and may exercise other rights and remedies as a secured creditor as granted under the line of credit agreement and by law, including, but not limited to, foreclosure on substantially all of the Company's assets which were pledged as security for the line of credit. The consequences of exercise by the bank of such remedies could include prevention or delay of the continued development and marketing of the products of the Company and require curtailment of the operations of the Company. In addition, the inability of the Company to comply with the requirements of the line of credit agreement could lead to the insolvency or bankruptcy of the Company.

        In connection with the line of credit agreement and amendments to the agreement, the Company has paid fees of $100,000 and issued to the lender warrants to purchase 45,992 shares of common stock at exercise prices ranging from $5.00 to $7.00 per share. The warrants are exercisable at various dates through January 31, 2001. The warrant shares are subject to adjustment for certain changes in capital structure and have registration rights. The warrants were valued at $58,000 and recorded as interest expense in 1995.

                                       20PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        CGI had a credit facility with a bank pursuant to which it borrowed $3,400,000. Pursuant to a modification of the agreement, biosys agreed to guarantee the credit facility. At December 31, 1995, approximately $2,701,000 was outstanding under this credit facility. The borrowing bears interest at the bank's prime rate plus 0.5% (9.0% at December 31, 1995). Payments are required under the amended agreement as follows: (i) commencing on February 1, 1996 and continuing on the first day of each month thereafter up to and including December 1, 1996, biosys must prepay loan principal by approximately $25,000, plus all accrued and unpaid interest, (ii) commencing on January 2, 1997 and continuing on the first day of each month thereafter up to and including August 1, 1998, biosys must prepay loan principal by approximately $119,700, plus all accrued and unpaid interest and, (iii) on or before September 1, 1998, biosys must pay all principal and interest that remains outstanding. The amended agreement also contains a covenant that CGI maintain a positive shareholders' equity. As of December 31, 1995 the Company was in compliance with this covenant. The amended agreement also calls for the Company and the bank to negotiate new financial covenants to reflect projected 1996 operations. There can be no assurance that all of the foregoing events will have occurred by the dates required. If all such events do not occur in the time required, default would occur under the credit facility which may entitle the bank to accelerate payment of the credit facility and to exercise other rights and remedies under the credit facility and by law. The consequences of exercise by the bank of such remedies could include prevention or delay of the continued development and marketing of the products of the Company and require curtailment of the operations of the Company. In addition, the inability of the Company to comply with the requirements of the credit facility agreement could lead to the insolvency or bankruptcy of the Company.

        In December 1994, the Company entered into a borrowing arrangement under which the Company borrowed $2,180,000, secured by certain property and equipment. At December 31, 1995, approximately $1,720,000 was outstanding under this arrangement. The borrowings are being repaid in 42 monthly installments of $64,000 with a final payment of $327,000 in July, 1998. The Company is required to meet specific financial statement ratios and covenants including minimum levels of tangible net worth and maximum levels of periodic operating losses. At December 31, 1995, the Company was in default of these financial covenants; such default has been waived through March 31, 1996. It is the intent of the Company and the lender to renegotiate these covenants to reflect projected 1996 operations. If the covenants are not renegotiated there can be no assurance that the covenants of the borrowing agreement will be met in the future by the Company. If the Company is in default, and such default is not waived, then the lender would have remedies available comparable to those available to the bank under the line of credit agreement described above. The consequences of the exercise by the lender of its rights upon default would be comparable to those resulting from the exercise by the bank under the line of credit agreement described above of its rights upon

                                       21PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    default. A default and subsequent acceleration of any of the debt agreements described above would result in cross defaults under the agreements governing the other arrangements. The exercise of rights and remedies under any of the agreements could prevent or delay the continued development and marketing of the Company's products, require curtailment of the operations of the Company and could result in the insolvency or bankruptcy of the Company.

        In connection with this borrowing and subsequent amendments, the Company has issued to the lender warrants to purchase 55,179 shares of common stock at prices ranging from $7.525 to $8.125 per share. These warrants are exercisable at various dates through November 1, 2000. The warrant shares are subject to adjustment for certain changes in capital structure and have certain registration rights. The warrants were valued at $138,000 and included in other long-term assets as a debt issuance cost. The warrants are being amortized over the term of the debt and $52,000 was recognized as interest expense during 1995. The effective rate of interest on this borrowing, including the value of the warrants, is approximately 21%.

        Future scheduled principal payments on these borrowings are as follows:

                          Year ending
                          December 31,
                          ------------
                              1996                   $6,032,000
                              1997                    2,041,000
                              1998                    1,601,000
                                                     ----------
                                                     $9,674,000
                                                     ==========

        The estimated fair value of these debt facilities approximates the carrying amounts as of December 31, 1995 and 1994.


    6.  MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
        SHAREHOLDERS' EQUITY

        Mandatorily Redeemable Convertible Preferred Stock of CGI

        At a special meeting of shareholders held on June 13, 1994, a majority of each of the preferred and common shareholders of CGI approved an amendment to CGI's restated Certificate of Incorporation amending the terms of CGI's convertible exchangeable preferred stock ("Preferred Stock"). The amendment (i) allowed CGI to pay dividends with respect to the Preferred Stock in cash or, at the option of CGI, with shares of CGI's common stock, (ii) allowed CGI to redeem the Preferred Stock with cash or, at the option of CGI, with shares of CGI's common stock, and
    (iii) eliminated the right of the holders of the Preferred Stock to demand redemption of such stock upon the occurrence of certain business combinations or changes in control.
                                       22PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Prior to approval of the amendment discussed in the preceding paragraph, CGI accounted for the carrying value of the Preferred Stock at the demand redemption price of $10.00 per share plus unpaid dividends on the Preferred Stock. As a result of the elimination of the right of the shareholders of the Preferred Stock to demand redemption of such stock, effective June 13, 1994, CGI accounted for the Preferred Stock as permanent capital, with the transfer of the carrying value in excess of par value to additional paid in capital.

        Commencing with the third quarter of 1993, payment of dividends on the Preferred Stock had been suspended by CGI's board of directors. On June 14, 1994, the board of directors of CGI declared a $0.95 per share dividend, payable in common stock, to all holders of its Preferred Stock as of the close of business on June 20, 1994. Dividends on the Preferred Stock for the third and fourth quarters of 1994, in aggregate totaling $1,013,500, or $0.475 per share were undeclared.

        On January 6, 1994, the Board of Directors authorized CGI to exchange 1,000,000 shares of Preferred Stock of CGI for shares of CGI's common stock. The Board of Directors authorized CGI to conduct such exchange transactions from time to time pursuant to negotiated transactions with holders of the Preferred Stock. From January 9, 1994 through March 10, 1994, CGI acquired 561,695 shares of Preferred Stock in exchange for common stock.

        In connection with the merger of CGI into the Company on March 31, 1995, all outstanding shares of Preferred Stock were exchanged for common stock of the Company (Note 3).

        Warrants

        In connection with obtaining certain equipment leases in 1991, the Company has outstanding warrants to purchase 445 shares of common stock at an exercise price of $95.625 per share and 15,671 shares of common stock at an exercise price of $8.25 per share. The warrants are exercisable at any time prior to their expiration in 1996. In connection with obtaining the borrowings as described in Note 5, the Company issued warrants to purchase 101,170 shares of common stock at exercise prices ranging from $5.00 to $8.125 per share, exercisable at various times through January 31, 2001.

        Options

        The Company has an incentive stock option plan (the "Option Plan") which is administered, and terms of option grants are established, by the Company's Board of Directors (the "Board"). Under the terms of the Option Plan, options covering the purchase of common stock may be granted to directors, employees and consultants of the Company at prices not less than the fair market value of such common stock at the date of grant. Options granted are exercisable over time and generally vest 20% on a date specified by the Board and vest thereafter in equal monthly increments over four years. To date, all options granted under the Option Plan have been for a term of ten years after grant. The shares subject to expired options become available for future grants. Generally, in the
                                       23PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    event of a transfer of control of the Company, the stock option agreements used in conjunction with the Option Plan provide that the Board shall either cause all outstanding options to become vested and immediately exercisable or arrange for the successor or surviving entity to assume such options. As of December 31, 1995, a total of 1,019,608 shares of common stock were reserved under the Option Plan.

        During 1994, the Company adopted an outside directors' stock option plan (the "Directors' Option Plan") which is administered by the Board. Under the terms of the Directors' Option Plan, options to purchase common stock are granted to outside directors upon appointment and after each annual meeting of the stockholders of the Company at prices equal to the fair market value of such common stock at the date of grant. Options granted are exercisable over time and vest 50% six months after the date of grant and 50% one year after the date of grant. Options granted under the Directors' Option Plan are for a term of ten years and any expired or canceled options become available for future grants. Generally, in the event of a transfer of control of the Company, the stock option agreements used in conjunction with the Directors' Option Plan provide that the Board shall either cause all outstanding options to become vested and immediately exercisable or arrange for the successor or surviving entity to assume such options. As of December 31, 1995, a total of 40,000 shares of common stock were reserved under the Directors' Option Plan.

        The following table summarizes activity under these Option Plans:

                                              Shares Under
                                                 Option      Exercise Price
                                              ------------  ----------------
    Balance at December 31, 1992                 443,295    $  0.45 - 98.425
      Options canceled                           (18,539)   $  0.45 - 91.875
      Options granted                            209,803    $13.125 - 54.20
      Options exercised                          (48,169)   $  0.45 - 59.05
                                                --------
    Balance at December 31, 1993                 586,390    $  0.45 - 98.425
      Options canceled                          (233,820)   $  0.45 - 59.05
      Options granted                            282,169    $11.875 - 14.375
      Options exercised                          (45,305)   $  0.45 - 5.625
                                                --------
    Balance at December 31, 1994                 589,434    $  0.45 - 98.425
      Options canceled                          (179,140)   $  0.45 - 98.425
      Options granted                            220,960    $  4.375 - 5.12
      Options exercised                          (51,398)   $  0.45 - 15.625
                                                --------
    Balance at December 31, 1995                 579,856    $0.45 - 29.05
                                                ========
    Options exercisable at December 31, 1995     207,636    $0.45 - 29.05
                                                ========

        During the first quarter of 1994, options to purchase 209,569 shares of common stock were canceled and new options for the same number of shares were granted to the same option holders at an exercise price equal to the then-current quoted market price of the Common Stock.
                                       24PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Reincorporation

        On March 30, 1995, in connection with the CGI merger, the Company's Certificate of Incorporation was amended to increase the authorized number of shares of common stock from 8,000,000 to 12,000,000 and to increase the authorized number of shares of Preferred Stock from 1,000,000 to 5,000,000.

        Series A Preferred Stock

        On March 26, 1996, biosys completed the sale of an aggregate of 780 shares of biosys Series A Preferred Stock (the "Preferred Shares") at $10,000 per share or an aggregate purchase price of $7.8 million, net of placement fees of approximately $550,000, to a group of institutional accredited investors in a private placement (the "Preferred Share Financing"). The Preferred Shares were offered and sold in reliance on the exemption from registration under the Securities Act set forth in Regulation D under the Securities Act. In connection with the issuance of the Preferred Shares, warrants to purchase up to 80,889 shares of biosys common stock were issued to the placement agent and related parties (the "Warrants"). The Warrants are exercisable over a five-year term and have an exercise price of $6.75.

        The Preferred Shares may be converted into biosys common stock at a conversion price which is the lower of (i) $6.75, or (ii) 85% of the average closing bid price for the five trading days prior to the date the investor gives notice of conversion. The Preferred Shares shall automatically be converted into biosys common stock, if not previously converted, on March 22, 1999. The Preferred Shares principal amount accretes at an annual rate of 8%, payable in stock upon conversion to biosys common stock. The Preferred Shares may be redeemed at the option of the Company at the time of conversion at a price that would give the investor the same return as he would have received had he converted on the day the redemption occurs and sold the common stock upon conversion. biosys also may, at its option, redeem the Preferred Shares commencing at any time after March 26, 1997 at a price per share equal to a specified percentage, commencing at 130% and declining to 115% in 1999, of the original purchase price plus all accrued and unpaid accretion.

    7.  RESEARCH AND DEVELOPMENT ARRANGEMENTS

        In April 1992, the Company entered into a research and development agreement with CIBA-GEIGY, Ltd. ("CIBA"). Under the terms of the agreement the Company received $5,000,000 from CIBA through fiscal 1993 for continued research and development of certain products and in consideration for granting CIBA exclusive marketing and distribution rights to certain products in specified markets. For the year ended December 31, 1993, the Company recognized $2,500,000 under this agreement.

                                       25PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        In October 1992, the Company entered into a research and development agreement with Sandoz Agro, Inc. ("Sandoz"). Under the terms of the agreement, Sandoz reimbursed the Company for approximately one-half of certain research and development costs incurred by the Company up to specified amounts. This agreement ended during 1995. During the years ended December 31, 1994 and 1993, the Company recognized $620,000 and $500,000 under this agreement.

        In March 1993, the Company entered into a research and distribution agreement with SDS Biotech KK ("SDS"). Under the terms of the agreement, the Company received $220,000 from SDS during fiscal 1993 for continued research and development of certain products and in consideration for granting SDS exclusive marketing and distribution rights for specified markets. For the year ended December 31, 1993, the Company recognized $220,000 under this agreement.

        Costs associated with these contracts were not tracked separately and were included in research and development expenses as substantially all such amounts represent research and development costs that the Company would have incurred regardless of the third party contract reimbursement.


                                       26PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    8.  INCOME TAXES

        Loss before income taxes comprises:

                                           Year ended December 31,
                                 -------------------------------------------
                                          1993           1994           1995
                                 -------------  -------------  -------------
      United States              $(20,676,000)  $(20,306,000)  $(18,733,000)
      United Kingdom                 (709,000)      (546,000)       193,000
                                 ------------   ------------   ------------
                                 $(21,385,000)  $(20,852,000)  $(18,540,000)
                                 ============   ============   ============

    Deferred income taxes
      comprise:
                                                        December 31,
                                                ---------------------------
                                                         1994          1995
                                                -------------  ------------
      Deferred tax assets:
        Tax attribute carry-
          forwards                              $ 33,665,000   $ 38,636,000
        Purchased/capitalized
          research and
          development                              4,894,000      1,329,000
        Reserves not deductible
          for tax purposes                           538,000        663,000
        Depreciation                                 790,000              -
        Other                                        101,000         64,000
                                                ------------   ------------
          Gross deferred tax
            assets                                39,988,000     40,692,000

        Deferred tax liabilities:
          Depreciation                                     -         17,000
                                                ------------   ------------
          Net deferred tax
            assets                                39,988,000     40,675,000
        Less valuation allowance                 (39,988,000)   (40,675,000)
                                                ------------   ------------
          Total net deferred tax
            assets                              $          -   $          -
                                                ============   ============

        At December 31, 1995, the Company had net operating loss carryforwards of approximately $95 million and $16 million for Federal and Louisiana tax purposes, respectively, which expire between 1998 and 2010. The Company also had net operating loss carryforwards of approximately $18 million for California tax purposes, which expire through 2000. In addition, the Company had net operating loss carryforwards of approximately $4 million for United Kingdom tax purposes, which have no expiration date.
                                       27PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Due to changes in the Company's ownership, certain of the federal and state net operating loss carryforwards are restricted in their utilization to a maximum aggregate annual amount of approximately $500,000. If certain substantial changes in the Company's ownership should occur in the future, there would be additional annual limitations on the amount of unrestricted carryforwards which can be utilized for federal and California tax purposes.

    9.  COMMITMENTS

        The Company leases its headquarters facility under a non-cancelable lease agreement which expires in 2004. The Company is accounting for the total minimum lease commitment on a straight-line basis. In the early portion of the lease, the rent expense for accounting purposes will be greater than the actual rent payments, thereby creating a deferred rent liability which is classified in the financial statements with deferred credits. At December 31, 1995, the deferred rent liability was $564,000.

        Under various operating lease agreements the Company rents land in Louisiana to grow seedcane. The Louisiana land leases provide for one year renewal options allowing the Company to rent the properties for various periods through 1998. The Company also leases its United Kingdom facility under a non-cancelable lease agreement which expires in 2003 and contains a renewal option.

        Commencing in December 1992, the Company entered into a ten year lease with Archer-Daniels-Midland Company ("ADM") for a facility which ADM constructed for the Company to use in its formulation, packaging and distribution operations. Effective January 1994, the existing lease arrangement was terminated and a new twelve year, non-cancelable operating lease (which can be extended indefinitely if agreed by both parties) was entered into for this facility.

        Commencing in December 1991, the Company entered into a ten year manufacturing agreement with ADM whereby ADM would provide the facilities to manufacture the bulk active ingredient of the Company's nematode-based products and provide the fermentation facilities for the Company's third party contract manufacturing business at an existing ADM facility. Effective January 1994, the existing manufacturing arrangement was terminated and an a new twelve year, non-cancelable agreement (which can be extended indefinitely if agreed by both parties) was entered into with ADM for this facility. Under the terms of the new agreement, ADM is now the Company's worldwide, exclusive producer of nematode-based products for the North and South American markets.

                                       28PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Future minimum payments under the above lease agreements are as follows:

             Year ending
             December 31,
             ------------
                 1996                                     $ 5,111,000
                 1997                                       5,486,000
                 1998                                       6,397,000
                 1999                                       7,327,000
                 2000                                       7,524,000
             Thereafter (through the end of 2005)          38,888,000
                                                          -----------
                                                          $70,733,000
                                                          ===========

        Total rent expense under these leases, including lease arrangements with month-to-month terms, aggregated $4,799,000, $3,713,000 and $1,998,000 during 1995, 1994 and 1993, respectively.

        In connection with the aforementioned formulation facility lease, the Company is also required to pay annual minimum contract manufacturing, administration and other fees of approximately $234,000 through 2005.

        During 1994, the Company entered into a five year, non-cancelable manufacturing agreement (which can be extended indefinitely if agreed by both parties) for the supply of the active ingredient of one of the Company's pheromone products. Also during 1994, the Company entered into a two year, non-cancelable manufacturing agreement for the supply of the water dispersible granular formulation of its nematode-based products. During 1995, the Company entered into a three year, non-cancelable agreement for the supply of various active ingredients of the Company's pheromone products. Also during 1995, the Company entered into a five year, non-cancelable agreement for the supply of certain raw materials. Future minimum purchase commitments under these agreements are as follows:
                          Year ending
                          December 31,
                          ------------
                              1996                   $1,880,000
                              1997                    1,720,000
                              1998                    1,654,000
                              1999                      525,000
                              2000                      375,000
                                                     ----------
                                                     $6,154,000
                                                     ==========

        The Company has also entered into contract manufacturing agreements with other companies which require the Company to manufacture products at specified minimum levels of production volume over the lives of the agreements.
                                       29PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    10. SEGMENT INFORMATION
        The Company is engaged in one industry segment. One customer accounted for 22%, and 14% of total revenues for the years ended December 31, 1995 and 1994, respectively. One other customer accounted for 12% of total revenues for the year ended December 31, 1994. One different customer accounted for 30 % of total revenues for the year ended December 31, 1993. Three customers accounted for 22%, 14% and 12% of accounts receivable at December 31, 1995, and one customer accounted for 38% of accounts receivable at December 31, 1994. Substantially all of the Company's customers are in bioagricultural and consumer insecticide economic sector.

        Information about the Company's operations in different geographical locations for the years ended December 31, 1995, 1994 and 1993 is shown below. The Company's areas of operation outside the United States are primarily in Europe. Revenues from unaffiliated customers represent total net revenues from the respective geographical areas after elimination of intercompany transactions. Intraenterprise revenues represent intercompany sales in 1995, 1994 and 1993. Operating loss is net revenues less operating costs and expenses pertaining to specific geographic areas. Identifiable assets are those assets used in the geographic areas and are reflected after elimination of intercompany balances.

                                          Years ended December 31,
                                -------------------------------------------
                                        1993            1994           1995
                                ------------    ------------   ------------
    Revenues from unaffiliated
      customers:
        United States           $ 11,482,000    $ 11,875,000   $ 13,251,000
        Europe                     1,419,000       5,265,000      9,748,000
                                ------------    ------------   ------------

                                $ 12,901,000    $ 17,140,000   $ 22,999,000
                                ============    ============   ============
    Intraenterprise revenues:
        United States           $    114,000    $    622,000   $  3,036,000
        Europe                        24,000          49,000         63,000
                                ------------    ------------   ------------
                                $    138,000    $    671,000   $  3,099,000
                                ============    ============   ============
    Operating (loss) income:
        United States           $(21,799,000)   $(20,554,000)  $(17,661,000)
        Europe                      (706,000)       (570,000)       417,000
                                ------------    ------------   ------------
                                $(22,505,000)   $(21,124,000)  $(17,244,000)
                                ============    ============   ============

                                                December 31,
                                -------------------------------------------
                                        1993            1994           1995
                                ------------    ------------   ------------
    Identifiable assets:
        United States           $ 35,086,000    $ 19,782,000   $ 12,337,000
        Europe                     1,906,000       3,261,000      4,020,000
                                ------------    ------------   ------------

                                $ 36,992,000    $ 23,043,000   $ 16,357,000
                                ============    ============   ============
                                       30PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    11. RELATED PARTY TRANSACTIONS

        During 1995, 1994 and 1993 the Company paid approximately $76,000. $107,000 and $115,000, respectively, to a company for marketing services. A former member of the Company's Board is an officer of this company.

    12. CONTINGENCIES

        The Company is involved in certain legal actions arising in the ordinary course of business. Management believes, based on the advice of legal counsel, that such litigation and claims will be resolved without material effect on the Company's consolidated financial position, results of operations or cash flows.

    13. LIQUIDITY AND CAPITAL RESOURCES

        The Company has incurred recurring operating losses and negative operating cash flows since its inception, including an operating loss of $17,244,000 and negative operating cash flows of $13,567,000 in 1995. At December 31, 1995, the Company had negative working capital of $5,689,000, an accumulated deficit of $128,592,000 and total shareholders' deficit of $2,324,000. Included within the 1995 operating losses were merger costs of $4,175,000 and pre-merger operating losses related to CGI.

        The Company anticipates that negative operating cash flows will continue through the end of the second quarter of 1996 and potentially thereafter. Management has developed a 1996 operating plan designed to increase revenues, reduce operating losses and improve cash flow, in comparison to prior year levels. During March 1996, the Company raised net proceeds of approximately $7,250,000 through a private placement. Management believes that such monies, together with cash flows from operations, will provide the Company with sufficient working capital to enable the Company to continue operations in the present form at least through 1996. However, given (a) that the 1996 operating plan is dependent upon the renewal of the bank line of credit and the successful renegotiation of certain bank covenants, both of which are discussed below, and (b) that there is inherent uncertainty in the Company's ability to achieve the Company's 1996 operating plan to increase revenues, reduce operating losses and improve cash flows, there can be no assurance that management's plans and efforts will be successful.

        During 1995, the Company received notice from Nasdaq indicating that, as a result of biosys' failure to maintain $4 million of net tangible assets, as required by the NASD bylaws governing continuance on the Nasdaq National Market, biosys' common stock would be delisted if the required net tangible assets condition were not satisfied. As a consequence of the AgriDyne merger and the infusion of net equity of approximately $7,250,000, both of which occurred in March 1996, the Company satisfied the Nasdaq net tangible assets requirement as of March 29, 1996. It is possible that the 1996 losses, if incurred, could cause biosys to again fall below the Nasdaq net tangible assets requirement. Were such condition to occur and if (a) no extension of time was received
                                       31PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    from Nasdaq, and (b) further equity financing was not secured, biosys' common stock would be delisted from the Nasdaq National Market. Such a delisting of biosys from Nasdaq could adversely effect the value and liquidity of the shares of biosys common stock and restrict the Company's future ability to raise equity capital.

        As explained in Note 5, biosys was in violation of certain bank covenants at December 31, 1995, and received waivers of such violations from the lending institutions through March 31, 1996. It will be necessary for the Company to renegotiate the covenants within its various loan agreements. The lending institutions and biosys have agreed to renegotiate the covenants and management believes that the revised covenants, once renegotiated, will permit compliance therewith. There can be no assurance that the Company will be able to successfully renegotiate covenants with which it will be able to comply throughout the coming year.

        Also as explained in Note 5, the Company has a bank line of credit for $4 million which is scheduled to expire on June 5, 1996. Management believes that a renewal of the line can be renegotiated. While the bank involved has expressed an initial willingness and intent to renew such line, formal negotiations have not commenced and there can be no assurance that such negotiations will ultimately result in a renewal of the line of credit or that, if required, biosys could secure alternative working capital financing from other sources.

        The accompanying December 31, 1995 consolidated financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

    14. SUBSEQUENT EVENT

        On September 27, 1996, the Company and one of its subsidiaries, Crop Genetics International Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). On November 15, 1996, another of the Company's subsidiaries, AgriDyne Technologies, Inc., also filed a voluntary petition for relief under Chapter 11. The Company, its Crop Genetics International Corporation subsidiary and its AgriDyne Technologies, Inc. subsidiary are herein collectively referred to as "the Debtors". The Company's U.K. subsidiary, AgriSense-BCS, Limited, did not file for bankruptcy protection and has continued normal operations. On January 17, 1997, substantially all of the assets of the Company, including the stock of AgriSense-BCS, Limited, were sold to Thermo Trilogy Corporation, a wholly-owned subsidiary of Thermo Ecotek Corporation, for $11,000,000 in cash. In accordance with the terms of the Asset Purchase Agreement, Thermo Trilogy Corporation also assumed certain liabilities related to the Company's manufacturing and operating agreements and purchase contracts. The Company retained its cash and trade accounts receivable. Management presently anticipates that the liquidation of the Company's remaining assets will be completed and the Company will cease operations during 1997. The proceeds from the January 17, 1997 sale and from the anticipated liquidation of the trade accounts receivable will be distributed to the Company's creditors in
                                       32PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    accordance with the provisions of the United States Bankruptcy Code and orders of the United States Bankruptcy Court for the District of Maryland. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability of the recorded asset amounts or the amount and classification of liabilities that will be necessary as a consequence of the bankruptcy proceedings and the ultimate sale of substantially all of the assets of the Company.

    15. INTERIM FINANCIAL STATEMENTS (Unaudited)

        Presentation

        The financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and September 30, 1995 are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year.

        Business Combination

        In connection with the Company's purchase of Agridyne in March 1996, for $13,592,000 (Note 3), $3,717,000 has been allocated to net tangible assets acquired, $3,875,000 to goodwill and $6,000,000 to in-process research and development, which was recorded as an expense in the nine months ended September 30, 1996.

        Liabilities Subject to Compromise

        Liabilities subject to compromise under reorganization proceedings include substantially all current and long-term unsecured or undersecured debt as of the date of the Chapter 11 filings. Pursuant to the provisions of the Bankruptcy Code, payment of those liabilities may not be made except pursuant to a plan of reorganization or Bankruptcy Court order while the Debtors continue to operate as a debtor-in-possession. The Company has notified all known or potential claimants for the purpose of identifying all pre-petition claims against the Debtors. While the Company believes that the amounts recorded reflect known claims at this time, the amounts actually claimed by creditors or allowed by the Bankruptcy Court may be different. Additionally, other claims may be asserted by parties not identified by the Company as creditors, which may result in additional liabilities subject to compromise. The following liabilities are classified as liabilities subject to compromise at September 30, 1996:
                  Accounts payable                   $ 5,193,000
                  Accrued expenses                     1,209,000
                  Deferred credits                       606,000
                  Long-term obligations                3,844,000
                                                     -----------
                                                     $10,852,000
                                                     ===========
                                       33PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        After the filing of Chapter 11, some of the preferred stockholders filed proofs of claim in the Company's bankruptcy estate asserting unsecured creditor claims in connection with the Company's alleged breach of the subscription agreement relating to the convertibility of the preferred stock to common stock. The Company disagrees with these claims and intends to defend against them.

        Common Stock

        In August 1996, due to biosys' failure to maintain $4 million of net tangible assets as required by the NASD bylaws governing continued listing on the Nasdaq National Market, biosys received notice from Nasdaq that biosys' Common Stock was being delisted from the Nasdaq National Market.

        Subsidiary Not Subject to Bankruptcy Proceedings

        As described in Note 14, on September 27, 1996, the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. Biosys' wholly-owned U.K. subsidiary, AgriSense-BCS, Limited, did not file for bankruptcy protection. Condensed combined financial statements for the Debtors as of and for the nine months ended September 30, 1996, are presented below.

                  Condensed combined balance sheet
                  --------------------------------
                  Cash and cash equivalents         $     158,000
                  Accounts receivable                   2,241,000
                  Inventories                           3,694,000
                  Intercompany receivables, net           763,000
                  Other current assets                    864,000
                                                     ------------
                    Total current assets                7,720,000
                                                     ------------
                  Noncurrent assets                    11,742,000
                                                     ------------
                                                     $ 19,462,000
                                                     ============

                  Short-term debt                    $  3,642,000
                  Accrued expenses                        401,000
                  Deferred credits                        219,000
                                                     ------------
                    Total current liabilities           4,262,000

                  Liabilities subject to compromise    10,852,000
                                                     ------------
                    Total liabilities                  15,114,000

                  Shareholders' equity                  4,348,000
                                                     ------------
                                                     $ 19,462,000
                                                     ============
                                       34PAGE
                                  biosys, inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  Condensed combined statement of operations
                  ------------------------------------------
                  Total revenues                     $ 12,280,000

                  Operating costs and expenses:
                    Cost of product sales              12,473,000
                    Operating costs                     7,595,000
                    Purchased research and
                      development                       6,000,000
                    Costs of mergers                       58,000
                                                     ------------
                                                       26,126,000

                  Loss from operations                (13,846,000)
                  Interest and other expense, net        (936,000)
                                                     ------------
                  Net loss                           $(14,782,000)
                                                     ============













                                       35PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information, and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

         The following unaudited pro forma combined condensed financial statements set forth the results of operations for the fiscal year ended September 28, 1996, as if the acquisition of biosys by the Company had occurred at the beginning of fiscal 1996, and the financial position as of September 28, 1996, as if the acquisition had occurred as of that date. Biosys has a financial year which differs from the Company's fiscal year end, therefore, the pro forma combined condensed statement of operations for the year ended September 30, 1996, includes the historical results of income for biosys, derived by adding the results of operations for the three months ended December 31, 1995, to its results of operations for the nine months ended September 28, 1996. The pro forma combined condensed balance sheet includes the historical financial position for biosys as of September 28, 1996.

         The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of biosys been consummated at the beginning of fiscal 1996. The financial statements filed under part (a) of this item should be read in conjunction with these pro forma combined condensed financial statements.






                                        4PAGE

                                                                    FORM 8-K/A
                            THERMO ECOTEK CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Fiscal Year Ended September 28, 1996
                                   (Unaudited)

                                  Historical                 Pro Forma
                           -------------------------  -----------------------
                           Thermo Ecotek      biosys  Adjustments    Combined
                           -------------    --------  -----------    --------
                                (In thousands except per share amounts)

   Revenues                     $150,076    $ 22,493    $      -     $172,569
                                --------    --------    --------     --------
   Costs and Operating
     Expenses:
       Cost of revenues          101,883      20,985        (410)    122,458
       General and administra-
         tive expenses            12,218       3,590         627      16,435
       Research and development
         expenses                      -       5,687           -       5,687
       Marketing and selling
         expenses                      -       3,342           -       3,342
       Purchased research and
         development costs             -       6,000           -       6,000
       Costs of mergers                -         272           -         272
                                --------    --------    --------    --------
                                 114,101      39,876         217     154,194
                                --------    --------    --------    --------

   Operating Income (Loss)        35,975     (17,383)       (217)     18,375

   Interest Income                 5,104          62        (661)      4,505
   Interest Expense              (14,727)     (1,793)      1,533     (14,987)
   Other Expense                     (26)          -           -         (26)
                                --------    --------    --------    --------
   Income Before Provision for
     Income Taxes and Minority
     Interest                     26,326     (19,114)        655       7,867
   Provision for Income Taxes      7,271           -      (4,361)      2,910
   Minority Interest Expense       1,275           -           -       1,275
                                --------    --------    --------    --------
   Net Income (Loss)            $ 17,780    $(19,114)   $  5,016    $  3,682
                                ========    ========    ========    ========
   Earnings per Share:
     Primary                    $    .70                            $    .14
                                ========                            ========
     Fully diluted              $    .53                            $    .14
                                ========                            ========
   Weighted Average Shares:
     Primary                      25,476                              25,476
                                ========                            ========
     Fully diluted                36,315                              36,315
                                ========                            ========
   See notes to pro forma combined condensed financial statements.
                                        5PAGE

                                                                    FORM 8-K/A

                            THERMO ECOTEK CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 28, 1996
                                   (Unaudited)


                                  Historical                 Pro Forma
                           ------------------------   ----------------------
                           Thermo Ecotek     biosys   Adjustments   Combined
                           -------------   --------   -----------   --------
                                             (In thousands)

   ASSETS
   Current Assets:
     Cash and cash equivalents  $ 63,238   $    755      $(11,381)  $ 52,612
     Restricted funds             18,936          -             -     18,936
     Accounts receivable and
       unbilled revenues          28,061      3,419        (2,241)    29,239
     Inventories                  11,299      4,531             -     15,830
     Prepaid income taxes and
       other current assets        4,953        912          (912)     4,953
                                --------   --------      --------   --------
                                 126,487      9,617       (14,534)   121,570
                                --------   --------      --------   --------
   Property, Plant, and
     Equipment, Net              262,766      6,378        (4,101)   265,043
                                --------   --------      --------   --------
   Due from Parent Company        12,116          -             -     12,116
                                --------   --------      --------   --------
   Long-term Available-for-
     sale Investments             20,254          -             -     20,254
                                --------   --------      --------   --------
   Restricted Funds               14,112          -             -     14,112
                                --------   --------      --------   --------
   Other Assets                   13,410      4,699         1,111     19,220
                                --------   --------      --------   --------
                                $449,145   $ 20,694      $(17,524)  $452,315
                                ========   ========      ========   ========


   See notes to pro forma combined condensed financial statements.






                                        6PAGE

                                                                    FORM 8-K/A
                            THERMO ECOTEK CORPORATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 28, 1996
                                   (Unaudited)

                                   Historical                 Pro Forma
                           -------------------------   ----------------------
                            Thermo Ecotek     biosys   Adjustments   Combined
                           --------------  ---------   -----------   --------
                                              (In thousands)
   LIABILITIES AND SHAREHOLDERS'
     INVESTMENT
   Current Liabilities:
     Short-term debt and current
       maturities of long-term
       obligations              $ 24,806   $  3,642      $ (3,642)  $ 24,806
     Accounts payable              1,517      1,947             -      3,464
     Lease obligations payable     1,812          -             -      1,812
     Accrued interest              3,159          -             -      3,159
     Accrued income taxes          1,858          -             -      1,858
     Other current liabilities
       and accrued expenses       15,532        620           603     16,755
     Due to parent company         1,586          -             -      1,586
                                --------   --------      --------   --------
                                  50,270      6,209        (3,039)    53,440
                                --------   --------      --------   --------
   Liabilities Subject to
     Compromise                        -     10,852       (10,852
                                --------   --------      --------   --------
   Deferred Income Taxes and
     Other Deferred Items         56,591          -             -     56,591
                                --------   --------      --------   --------
   Long-term Obligations         209,281          -             -    209,281
                                --------   --------      --------   --------
   Minority Interest               3,316          -             -      3,316
                                --------   --------      --------   --------
   Shareholders' Investment:
     Convertible preferred
       stock                           -        312          (312)         -
     Common stock                  1,617          9            (9)     1,617
     Capital in excess of par
       value                      74,740    146,340      (146,340)    74,740
     Retained earnings
       (deficit)                  45,048   (142,987)      142,987     45,048
     Treasury stock at cost         (481)         -             -       (481)
     Cumulative translation
       adjustment                      -        (41)           41          -
     Net unrealized gain on
       available-for-sale
       investments                 8,763          -             -      8,763
                                --------   --------      --------   --------
                                 129,687      3,633        (3,633)   129,687
                                --------   --------      --------   --------
                                $449,145   $ 20,694      $(17,524)  $452,315
                                ========   ========      ========   ========

   See notes to pro forma combined condensed financial statements.
                                        7PAGE

                                                                    FORM 8-K/A
                            THERMO ECOTEK CORPORATION

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

   Note 1 - Basis of Presentation

        The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)

                                                                   Fiscal
                                                                 Year Ended
                                                                September 28,
                                                                    1996
                                                               --------------
                                                               Debit (Credit)

   Cost of Revenues
   Decrease in the depreciation expense for
     leasehold improvements and fixed assets
     of biosys due to planned abandonment
     of certain facilities                                        $  (410)

   General and Administrative Expenses
   Service fee of 1.20% and 1.0% of the
     revenues of biosys for services
     provided under a services agreement
     between the Company and Thermo
     Electron Corporation for the three
     months ended December 30, 1995 and
     for the nine months ended September 28,
     1996, respectively                                                231

   Amortization over 14 years of patents,
     trademarks, intellectual property, and
     product technology acquired through the
     acquisition of biosys                                             448

   Elimination of biosys' amortization of goodwill                     (52)
                                                                   -------
                                                                       627
                                                                   -------

                                        8PAGE

                                                                    FORM 8-K/A
                            THERMO ECOTEK CORPORATION

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)
            (continued)

                                                                   Fiscal
                                                                 Year Ended
                                                                September 28,
                                                                    1996
                                                               --------------
                                                               Debit (Credit)

   Interest Income
   Decrease in interest income earned
     attributable to the lower cash
     position as a result of the total cash
     payments of $11,381,000 to acquire biosys,
     calculated using the average 90-day Commercial
     Paper Composite Rate plus 25 basis point, or 5.81%           $   661

   Interest Expense
   Decrease in interest expense as a result of the
     elimination of biosys' short-term debt and long-term
     obligations (included in liabilities subject to
     compromise) not included as part of the purchase of
     biosys                                                        (1,533)

   Provision for Income Taxes
   Income tax provision associated with the
     adjustments above (excluding amortization of biosys'
     goodwill), calculated at the Company's statutory income
     tax rate of 35%                                                  211

   Income tax benefit related to biosys'
     pro forma pre-tax loss (excluding the $6,000,000
     purchased research and development costs associated
     with the acquisition of AgriDyne and $52,000 of
     amortization related to biosys' goodwill), calculated
     at the Company's statutory income tax rate of 35%             (4,572)
                                                                  -------
                                                                   (4,361)
                                                                  -------

                                        9PAGE

                                                                    FORM 8-K/A
                            THERMO ECOTEK CORPORATION

     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (continued)
                                   (Unaudited)

   Note 3 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Balance Sheet (In thousands, except in text)
                                                          September 28, 1996
                                                          ------------------
                                                             Debit (Credit)
   Cash and Cash Equivalents
   Cash payment to acquire biosys, including
     closing costs, net of cash acquired                      $(11,381)

   Accounts Receivable
   Elimination of all receivables (with the exception
     of AgriSense receivables) not included as
     part of the purchase of biosys                             (2,241)

   Prepaid Expenses
   Elimination of the prepaid expenses of biosys
     not included as part of the purchase of biosys               (912)

   Property, Plant, and Equipment
   Elimination of leasehold improvements and other
     fixed assets of biosys due to planned
     abandonment of certain facilities                          (4,101)

   Other Assets
   Adjust balance of biosys' patents, trademarks,
     intellectual property, and product technology
     acquired through the acquisition of biosys                  4,986

   Elimination of biosys' goodwill                              (3,875)
                                                              --------
                                                                 1,111
                                                              --------
   Short-term Debt
   Elimination of short-term debt not included
     as part of the purchase of biosys                           3,642

   Other Accrued Expenses
   Estimated severance, relocation, and other
     acquisition reserves arising from the acquisition
     of biosys                                                  (1,223)

   Liabilities not assumed as part of the purchase
     of biosys                                                     620
                                                              --------
                                                                  (603)
                                                              --------
   Liabilities Subject to Compromise
   Elimination of liabilities not assumed
     as part of the purchase of biosys                          10,852

   Shareholders' Investment
   Elimination of biosys' equity accounts                        3,633

                                       10PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (c) Exhibits

                2 Asset Purchase Agreement among Thermo Trilogy Corporation, biosys, inc., Crop Genetics International Corporation, and AgriDyne Technologies, Inc. dated December 24, 1996 (filed as Exhibit 2 to the Registrant's Current Report on Form 8-K filed January 31, 1997 [File No 1-3572] and incorporated herein by reference).

                23.1  Consent of Price Waterhouse LLP

                23.2  Consent of Ernst & Young LLP, independent auditors







                                       11PAGE

                                                                   FORM 8-K/A


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 28th day of March 1997.

                                               THERMO ECOTEK CORPORATION



                                               Paul F. Kelleher
                                               ---------------------
                                               Paul F. Kelleher
                                               Chief Accounting Officer


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